UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:  (502) 366-3452

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02              Unregistered Sale of Equity Securities.

On August 5, 2015, Industrial Services of America, Inc. (the “Company”) entered into a Stock Purchase Agreement with Algar, Inc. (“Algar”), whereby the Company issued 50,670 shares of its common stock, par value $0.0033 per share (the “Shares”), to Algar for aggregate consideration equal to $188,999.10. The consideration was payable in the form of a reduction of the Company’s $378,000 accrued but unpaid bonus compensation due to Algar pursuant to the Management Services Agreement between the Company and Algar, dated as of December 1, 2013, leaving a remainder of $189,000.90 in the accrued but unpaid bonus compensation.

The Company issued the Shares in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. Algar represented and warranted that it was an “accredited investor” as defined in Rule 501(a) of Regulation D. In addition, the securities were not offered pursuant to a general solicitation, no underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02:  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           The information set forth in Item 3.02 above is hereby incorporated into this Item 5.02. Sean Garber, Algar’s Chairman and Chief Executive Officer, also serves as the Company’s President and is a named executive officer in the Company’s 2015 proxy statement.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

99.1	Stock Purchase Agreement, dated as of August 5, 2015, between Industrial Services of America, Inc. and Algar, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date: August 7, 2015	By:	/s/ Orson Oliver
Orson Oliver
Interim Chief Executive Officer